UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 17, 2009

Brush Engineered Materials Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	001-15885	34-1919973
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6070 Parkland Blvd., Mayfield Hts., Ohio		44124
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-486-4200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 8.01 Other Events.

On November 17, 2009, Brush Engineered Materials Inc. (the "Company"), through its wholly-owned subsidiary, Williams Advanced Materials Inc., entered into a definitive agreement to acquire privately held Academy Corporation, located in Alburquerque, New Mexico. The acquisition is expected to be consummated in January 2010, subject to the satisfaction or waiver of customary closing conditions. The transaction, valued at approximately $23 million, is expected to be financed through internally generated cash and proceeds from the Company’s $240 million revolving line of credit.

Academy Corporation is a leading provider of precious and non-precious metals and refining services. The Company's extensive North American manufacturing capabilities include intermediate form products such as gold and silver sputtering targets, large area metallic sheet material, fine wire and rod and powder. Among the markets serviced by Academy Corporation are architectural glass, solar energy, electronics, chemicals, medical, industrial and high-value jewelry.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Brush Engineered Materials Inc.

November 17, 2009	By:	Michael C. Hasychak

Name: Michael C. Hasychak
Title: Vice President, Treasurer and Secretary